BYLAWS

                                       OF

                     THE KELLER MANUFACTURING COMPANY, INC.


                                    ARTICLE I

                             Certificates for Shares

         Section 1. Certificates. Each holder of shares of the Corporation shall be entitled to a certificate signed (manually or in facsimile) by the President or a Vice President and the Secretary or an Assistant Secretary, setting forth
(a) the name of the Corporation and that it was organized under the laws of the State of Indiana, (b) the name of the person to whom issued, (c) the number and class of shares represented, (d) if the Corporation has more than one class of shares or more than one series within a class of shares, a conspicuous statement that the Corporation will furnish to the holder of the certificate, on request in writing and without charge, a summary of the designations, relative rights, preferences, and limitations applicable to each such class of shares, and the variations in rights, preferences, and limitations determined for each series, if any, within a class (and the authority of the Board of Directors to determine variations for future series, if any), and (e) such other information as may be required by law. The form of such certificate shall be prescribed by resolution of the Board of Directors.

         Section 2. Lost or Destroyed Certificates. If a certificate of any shareholder is lost or destroyed, a new certificate may be issued to replace such lost or destroyed certificate. Unless waived by the Board of Directors, the shareholder shall make an affidavit or affirmation of the fact that his certificate is lost or destroyed, shall advertise the same in such manner as the Board of Directors may requires, and shall give the Corporation a bond of indemnity in the amount and form which the Board of Directors may prescribe.

         Section 3. Transfer of Shares. Shares of the Corporation shall be transferable only on the books of the Corporation, subject to any transfer restrictions imposed thereon by the Articles of Incorporation, these Bylaws, or an agreement among shareholders and the Corporation, upon presentation of the certificate representing the same, endorsed by an appropriate person or persons and accompanied by (a) reasonable assurance that those endorsements are genuine and effective, and (b) a request to register such transfer. Transfers of shares shall be otherwise subject to the provisions of the Indiana Business Corporation Law (the "Act") and Article 8 of the Indiana Uniform Commercial Code, Ind. Code Chapter 26-1-8, as amended.

         Section 4. Recognition of Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner notwithstanding any equitable or other claim to, or interest in, such shares on the part of any other person.


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                                   ARTICLE II

                            Meetings of Shareholders

         Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on the last Friday in January of each year, or on such other date as may be designated by the Board of Directors.

         Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board and Chief Executive Officer or by the Board of Directors. A special shareholders' meeting shall be called upon written demand containing a description of the purpose or purposes thereof and given in accordance with the Act by the holders of at least twenty-five percent (25%) of the votes entitled to be cast on any issue proposed to be considered at such meeting.

         Section 3. Notice of Meetings. Written notice stating the date, time and place of any shareholders' meeting and, in the case of special shareholders' meetings or when otherwise required by law, a description of the purpose or purposes for which any such meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each shareholder of record entitled to vote at such meeting, at such address as appears upon the records of the Corporation and at least ten (10), but no more than sixty (60), days before the date of such meeting, on being notified of the date, time and place thereof by the person or persons calling the meeting.

         Section 4. Waiver of Notice. A shareholder may waive notice of any meeting, before or after the date and time stated in the notice, if in writing and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance at any meeting in person or by proxy, (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         Section 5. Voting Rights. Voting rights of shares of the Corporation are specified in the Articles of Incorporation of the Corporation and the Act.

         Section 6. Record Date. The Board of Directors may fix a record date, which may be a future date, for the purpose of determining the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action; provided that such record date may not exceed seventy (70) days before the meeting or action requiring a determination of shareholders. In the absence of action by the Board of Directors to fix a record date as herein provided, the record date shall be the fourteenth (14th) day prior to the date of the meeting.
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     Section 7. Voting by Proxy.  A shareholder  entitled to vote at any meeting of shareholders may vote either in person or by proxy appointed to vote or otherwise act for the shareholder pursuant to a written appointment form executed by the shareholder or a duly authorized attorney-in-fact of such shareholder. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. The general proxy of a fiduciary shall be given the same effect as the general proxy of any other shareholder.

         Section 8. Voting Lists. After a record date for a shareholders' meeting has been fixed, the Secretary shall prepare an alphabetical list of the names of all shareholders entitled to notice of such meeting, arranged by voting group and showing the address and number of shares held by each shareholder. The list shall be kept on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held, and shall be available for inspection by any shareholder entitled to vote at such meeting at any time during regular business hours, beginning five (5) days before the date of the meeting through the meeting. The list shall also be made available at the meeting.

         Section 9. Quorum. At any meeting of shareholders, a majority of the votes entitled to be cast on a matter at such meeting constitutes a quorum, and if a quorum exists, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by law, the Articles of Incorporation or these Bylaws.

         Section 10. Action by Consent. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting but with the same effect as a unanimous vote at a meeting, if the action is taken by all the shareholders entitled to vote on the action, and the action is evidenced by one
(1) or more written consents describing the action taken, signed by all shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If not otherwise determined pursuant to Section 6 of this Article II, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent to such action.

         Section 11. Presence. Any or all shareholders may participate in any annual or special shareholders' meeting by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE III

                               Board of Directors

         Section 1. Duties and Qualifications. All corporate powers shall be exercised under the authority of the Board of Directors. The directors shall select the officers of the Corporation, and see that these officers manage the affairs of the Corporation to the benefit of, the shareholders and the economic well-being and continuity of the Corporation. Directors shall give counsel, make judgments and oversee the commitment of corporate resources.

         Directors need not be residents of the State of Indiana but must be shareholders of the Corporation.

         Section 2. Number and Terms of Office. There shall be nine (9) directors of the Corporation, whose terms shall be staggered by dividing the total number of directors into three (3) groups, each containing one-third (1/3) of the total. At each annual meeting of shareholders, three (3) directors shall be elected for a term of three (3) years to succeed those whose terms expire. Despite the expiration of a director's term, the director continues to serve until a successor is elected and qualifies or until there is a decrease in the number of directors. Directors may be removed in accordance with the Act.

         Section 3. Vacancies. If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the Board of Directors may fill the vacancy, or, if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all such directors remaining in office.

         Section 4. Annual Meeting. Unless otherwise agreed upon, the Board of Directors shall meet immediately following the annual meeting of the shareholders, at the place where such meeting of shareholders was held, for the purpose of election of officers of the Corporation and consideration of any other business which may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting.

         Section 5. Other Meetings. Regular meetings of the Board of Directors may be held pursuant to a resolution of the Board to such effect. No notice shall be necessary for any regular meeting. Special meetings of the Board of Directors may be held upon the call of the C.E.O. or of any two (2) members of the Board and upon twenty-four (24) hours' notice specifying the date, time and place of the meeting, which notice may be either oral or written, given to each director in person, by telephone, telegraph, teletype or other form of wire or wireless communication, by first class, certified or registered United States mail, postage prepaid, or by private courier service, fees prepaid or billed to sender. Notice of a special meeting may be waived in writing before the time of the meeting, at the time of the meetings or after the time of the meeting. The waiver must be signed by the director entitled to the notice and filed with the minutes or corporate records. Attendance at or participation in a meeting waives any required notice of such meeting, unless the directors at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transaction business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 6. Quorum. A majority of the fixed number of directors elected and qualified, from time to time, shall he necessary to constitute a quorum for the transaction of any business, and if a quorum is present when a vote is taken the affirmative vote of a majority of the directors present is the act of the Board of Directors.

         Section 7. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if the action is taken by all members of the Board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken. Action of the Board taken by consent is effective, unless the consent specifies a prior or subsequent effective date, when the last director signs the consent.

         Section 8. Committees. The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one (1) or more members, who shall serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the greater of (a) a majority of all the directors in office when the action is taken, or (b) the number of directors required under Section 6 of this Article III to take action. All rules applicable to action by the Board of Directors apply to committees and their members as well. The Board of Directors may specify the authority which a committee may exercise; provided, however, a committee may not (a) authorize distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors, (b) approve or propose to shareholders action that must be approved by shareholders, (c) fill vacancies on the Board of Directors or on any of its committees, (d) amend the Articles of Incorporation, (e) adopt, amend, or repeal bylaws, or (f) approve a plan of merger not requiring shareholder approval.

         Section 9. Presence. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                                   ARTICLE IV

                                     Offices

         Section 1. Offices and Qualification Therefor. The officers of the Corporation shall consist of a Chairman of the Board, Chief Executive Officer, a President, Vice Presidents, a Secretary, a Treasurer and such assistant officers as the Board of Directors or the C.E.O. shall designate. The same individual may simultaneously hold more than one (1) office of the Corporation.

         Section 2. Terms of Office. Each officer of the Corporation shall be elected annually by the Board of Directors at its annual meeting and shall hold office for a term of one (1) year and until his successor shall be duly elected and qualified.

         Section 3. Vacancies. Whenever any vacancies shall occur in any of the offices of the Corporation for any reason, the same may be filled by the Board of Directors at any meeting thereof, and any officer so elected shall hold office until the next annual meeting of the Board of Directors and until his successor shall be duly elected and qualified.

         Section 4. Removal. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors at any time.

         Section 5. Compensation. Each officer of the Corporation shall receive such compensation for his service in such office as may be fixed by action of the Board of Directors, duly recorded.

                                    ARTICLE V

                          Powers and Duties of Officers

         Section 1. Chairman and Chief Executive Officer. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, and shall discharge all of the usual functions of a chief executive of a corporation. Subject to the general control of the Board of Directors, he shall manage and direct the affairs, personnel, strategies and resources of the Corporation. He shall advise and counsel with the President and the other officers of the Corporation.

         Section 2. President. The President shall be the Chief Operating Officer of the Corporation, and shall discharge the usual functions of a chief operating officer. He shall direct and manage the responsibility delegated to him by the Chief Executive Officer.

         He shall assist the Chairman of the Board of Directors and Chief Executive Officer and operate as such in his absence.

         The President shall have such other powers and duties as these Bylaws or the Board of Directors may prescribe and authorize. Shares of other corporations owned by this Corporation maybe voted by the President or by such proxies as the President shall designate. The President shall have authority to execute, with the Secretary, powers of attorney appointing other corporations, partnerships or individuals as the agents of the Corporation, subject to law, the Articles of Incorporation and these Bylaws.

         Section 3. Vice Presidents. The Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or if the absence of any designation, then in the order of their election) shall have all the powers of, and perform all the duties incumbent upon, the President during the President's absence or disability and shall have such other powers and duties as these Bylaws or the Board of Directors may prescribe.

         Section 4. Secretary. The Secretary shall (a) attend all meetings of the shareholders and of the Board of Directors, (b) be responsible for preparing a true and complete minutes of the proceedings of such meetings, (c) be responsible for authenticating records of the Corporation, and (d) perform a like duty, when required, for all standing committees appointed by the Board of Directors. If required, the Secretary shall attest the execution by the Corporation of deeds, leases, agreements and other official documents. The Secretary shall attend to the giving and serving of all notices of the Corporation required by these Bylaws, shall custody of the books (except books of account) and records of the Corporation, and in general shall perform all duties pertaining to the office of Secretary and such other duties as these Bylaws or the Board of Directors, may prescribe.

         Section 5. Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. The Treasurer shall have charge and custody of, and be responsible for, all funds, notes, securities and other valuables which may from time to time come into the possession of the Corporation. The Treasurer shall deposit, or cause to be deposited, all funds of the Corporation with such depositories as the Board of Directors shall designate. The Treasurer shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and in general shall perform all duties pertaining to the office of Treasurer and such other duties as these Bylaws or the Board of Directors may prescribe.

         Section 6. Assistant Officers. The Board of Directors may from time to time designate and elect assistant officers who shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these Bylaws or the Board of Directors may prescribe. An Assistant Secretary may, in the event of the absence or the disability of the Secretary, attest the execution of all documents by the Corporation.

                                   ARTICLE VI

                                  Miscellaneous

         Section 1.  Corporate Seal.  The Corporation shall have no seal.

         Section 2. Execution of Contracts and Other Documents. Unless otherwise authorized or directed by the Board of Directors, all written contracts and other documents entered into by the Corporation shall be executed on behalf of the Corporation by the President or a Vice President, and, if required, attested by the Secretary or an Assistant Secretary.

         Section 3. Accounting Year. The accounting year of the Corporation shall begin on January 1 of each year and end on the December 31 immediately following.

         Section 4. Records. The Corporation shall keep as permanent records minutes of all meetings of the shareholders, the Board of Directors, and all committees of the Board of Directors, and a record of all actions taken without a meeting by the shareholders, the Board of Directors, and all committees of the Board of Directors. The Corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order showing the number of shares held by each. The Corporation shall maintain its records in written form or in a form capable of conversion into written form within a reasonable time. The Corporation shall keep a copy of the following records at its principal office: (a) the Articles of Incorporation then currently in effect, (b) the Bylaws then currently in effect, (c) minutes of all shareholders' meetings, and records of all actions taken by shareholders without a meeting, for the past 3 years, (d) all written communications to shareholders generally during the past 3 years, including annual financial statements furnished upon request of the shareholders, (e) a list of the names and business addresses of the current directors and officers, and (f) the most recent annual report filed with the Indiana Secretary of State.

                                   ARTICLE V11

                                    Amendment

         Subject to law and the Articles of Incorporation, the power to make, alter, amend or repeal all or any part of these Bylaws is vested in the Board of Directors. The affirmative vote of a majority of all the directors shall be necessary to effect any such changes in these Bylaws.